Sweetgreen, Inc. Announces
Third Quarter 2022 Financial Results

LOS ANGELES--(BUSINESS WIRE)-- Sweetgreen, Inc. (NYSE: SG) (the “Company”), the mission-driven, next generation restaurant and lifestyle brand that serves healthy food at scale, today announced financial results for its third fiscal quarter ended September 25, 2022.

“We remain relentlessly focused on continuous operational improvement and delivering exceptional service to our customers by adding the sweet touch one customer at a time,” said Co-Founder and CEO Jonathan Neman. “Sweetgreen is in the early stages of building a national brand that leads and defines a category and we are excited about our expansion plans in 2023.”

Added CFO Mitch Reback: “Adjusted EBITDA for the quarter was a loss of $6.8 million, narrowing from a loss of $14.1 million in the third quarter of 2021. With a continued focus on driving profitability and a strong balance sheet, we are well capitalized to execute on our business plan and invest for the long-term.”

Third Quarter 2022 Financial Results
For the third quarter of fiscal year 2022, compared to the third quarter of fiscal year 2021:
•Total revenue was $124.0 million versus $95.8 million in the prior year period, an increase of 29%.
•Same-Store Sales Change of 6% versus Same-Store Sales Change of 43% in the prior year period.
•AUV of $2.9 million versus AUV of $2.5 million in the prior year period.
•Total Digital Revenue Percentage of 60% and Owned Digital Revenue Percentage of 40%, versus Total Digital Revenue Percentage of 63% and Owned Digital Revenue Percentage of 43% in the prior year period.
•Loss from operations was $(49.3) million and loss from operations margin was (40)% versus loss from operations of $(32.3) million and loss from operations margin of (34)% in the prior year period.
•Restaurant-Level Profit(1) was $19.8 million and Restaurant-Level Profit Margin was 16%, versus Restaurant-Level Profit of $13.1 million and Restaurant-Level Profit Margin of 14% in the prior year period.
•Net loss was $(47.4) million versus net loss of $(30.1) million in the prior year period.
•Adjusted EBITDA(1) was $(6.8) million versus Adjusted EBITDA of $(14.1) million in the prior year period and Adjusted EBITDA Margin was (5)% versus (15)% in the prior year period.
•10 Net New Restaurant Openings versus 11 Net New Restaurant Opening in the prior year period.

(1) Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Restaurant-Level Profit, Restaurant-Level Profit Margin, and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release. See “Reconciliation of GAAP to Non-GAAP Measures.”

Results for the third quarter ended September 25, 2022:
Total revenue in the third quarter of 2022 was $124.0 million, an increase of 29% versus the prior year period, primarily due to additional revenue associated with 47 Net New Restaurant Openings during or subsequent to the third quarter of 2021 through the end of the third fiscal quarter of 2022 and Same-Store Sales Change of 6%. The Same-Store Sales Change of 6% consisted of a 6% benefit from menu price increases that were implemented subsequent to the prior year period.

Our loss from operations margin was (40)% for the third quarter of 2022 versus (34)% in the prior year period. Restaurant-Level Profit Margin was 16%, an increase of roughly 200 basis points versus the prior year period, primarily due to a 6% benefit from menu pricing increases that were implemented subsequent to the prior year period, partially offset by increases in the prevailing wage rates across the country, continued inflationary pressures and higher freight related surcharges.

General and administrative expense was $41.4 million, or 33% of revenue for the third quarter of 2022, as compared to $28.9 million, or 30% of revenue in the prior year period. The increase in general and administrative expense was primarily due to a $14.6 million increase in stock-based compensation expense, primarily related to restricted stock units and performance-based restricted stock units issued prior to our initial public offering. General and administrative expense was also impacted by approximately $1.2 million increase in costs related to our transition to operating as a public company, including cost associated with implementation of our new enterprise risk planning system (“ERP”), and $1.6 million related to an increase in research and development costs associated with our investment in Spyce, partially offset by $1.3 million decrease in non-recurring acquisition related costs. General and administrative expenses were also impacted by an increase in office systems, as we continue to focus on growth and scalability. These increases were partially offset by a decrease in management salaries and benefits, including accrued bonus and a decrease in operational consulting costs.

Net loss for the third quarter of 2022 was $(47.4) million, as compared to $(30.1) million in the prior year period. The increase in net loss was primarily due to the $14.6 million increase in stock-based compensation expense previously discussed, $11.1 million restructuring charge which is discussed below and $1.7 million related to a non-cash impairment charge related to our intent to close one of our locations. Adjusted EBITDA, which excludes stock-based compensation and certain other adjustments, was $(6.8) million for the third quarter of 2022, as compared to $(14.1) million in the prior year period. This improvement was primarily due to an increase in Restaurant-Level Profit.

Recent Events

As previously disclosed, on August 8, 2022, we took a number of steps to manage operating expenses at our sweetgreen Support Center with a focus of achieving profitability on an Adjusted EBITDA basis (the “Plan”). We incurred total pre-tax restructuring and related charges of approximately $11.1 million in the third fiscal quarter of 2022. This included a $9.8 million non-cash restructuring expense due to a reduction of our real estate footprint by vacating the premises of our existing sweetgreen Support Center and moving to a smaller office space adjacent to the existing location, of which $6.8 million related to abandonment of the long-lived assets associated with the sweetgreen Support Center and $3.0 million related to the future lease liability, offset by assumed sublease income. Additionally, we recognized expense of $0.6 million related to severance and related benefits from workforce reductions affecting approximately 5% of employees at our sweetgreen Support Center, $0.6 million of costs related to abandoning certain potential future restaurant sites in an effort to streamline our future new restaurant openings, and $0.1 million of other related expenses.

2022 Outlook

For fiscal year 2022, we anticipate coming in at the lower end of the range of our prior outlook, with revenue at or slightly below the low end of our prior outlook. We reaffirm our outlook of at least 35 Net New Restaurant Openings.

We have not reconciled our expectations as to Restaurant-Level Profit Margin and Adjusted EBITDA to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call

Sweetgreen will host a conference all to discuss its financial results today, November 8, 2022, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Sweetgreen’s Investor Relations website at investor.sweetgreen.com. An archived version of the webcast will be available from the same website after the call.

Forward-Looking Statements

This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, statements regarding our revised financial outlook for the full fiscal year 2022, including the expected number of Net New Restaurant Openings, expected revenue, expected Same-Store Sales Change, expected Restaurant-Level Profit Margin and expected Adjusted EBITDA; our expectations regarding our sales channel mix and impact on our margins and business; our expectations regarding the COVID-19 pandemic, return to office, and the impact on our business and results of operations; our expectations about customer behavior trends, including during and following the COVID-19 pandemic and as a result of inflation; our expectations regarding the effects of inflation, increased interest rates, and an economic downturn on our business, including on labor rates and supply chain costs, as well as any future pricing actions taken in an effort to mitigate the effects of inflation, and our customers willigness to pay our prices for higher quality food; our growth strategy and business aspirations, including our goal of operating 1,000 restaurants by the end of the decade; our expectations regarding the effects of the Plan we implemented in August 2022 to manage operating expenses; our expectations regarding the impact of automation on our operating model; our ability to achieve or maintain profitability; and our vision of being as ubiquitous as traditional fast food, but with the transparency and quality that consumers increasingly expect; and management’s plans, priorities, initiatives and strategies. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to compete effectively, the impact of pandemics or disease outbreaks, such as the COVID-19 pandemic, uncertainties regarding changes in economic conditions and the customer behavior trends they drive, including long-term customer behavior trends during and following the COVID-19 pandemic, our ability to open new restaurants, our ability to effectively identify and secure appropriate sites for new restaurants, our ability to expand into new markets and the risks such expansion presents, the profitability of new restaurants we may open, and the impact of any such openings on sales at our existing restaurants, our ability to preserve the value of our brand, food safety and foodborne illness concerns, the effect on our business of increases in labor costs, labor shortages, and difficulties in hiring, training, rewarding and retaining a qualified workforce, our ability to achieve profitability in the future, our ability to identify, complete, and integrate acquisitions, the effect on our business of governmental regulation and changes in employment laws, the effect on our business of expenses and potential management distraction associated with litigation, potential privacy and cybersecurity incidents, the effect on our business of restrictions and costs imposed by privacy, data protection, and data security laws, regulations, and industry standards, and our ability to enforce our rights in our intellectual property. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our SEC reports, including our Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 2022 and subsequently filed quarterly reports on Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Glossary

•Average Unit Volume (“AUV”) - AUV is defined as the average trailing revenue for the prior four fiscal quarters for all restaurants in the Comparable Restaurant Base.

•Comparable Restaurant Base - Comparable Restaurant Base for any measurement period is defined as all restaurants that have operated for at least twelve full months as of the end of such measurement period, other than any restaurants that had a material, temporary closure during the relevant measurement period. Historically, a restaurant has been considered to have had a material, temporary closure if it had no operations for a consecutive period of at least 30 days. For the the thirteen and thirty-nine weeks ended September 25, 2022 one restaurant was excluded from the Comparable Restaurant Base. For the thirteen and thirty-nine weeks ended September 26, 2021 no restaurants were excluded from the Comparable Restaurant Base.
•Net New Restaurant Openings - Net New Restaurant Openings reflect the number of new sweetgreen restaurant openings during a given reporting period, net of any permanent sweetgreen restaurant closures during the same period.
•Same-Store Sales Change - Same-Store Sales Change reflects the percentage change in year-over-year revenue for the relevant fiscal period for all restaurants that have operated for at least 13 full fiscal months as of the end of such fiscal period; provided, that for any restaurant that has had a temporary closure (which historically has been defined as a closure of at least five days during which the restaurant would have otherwise been open) during any prior or current fiscal month, such fiscal month, as well as the corresponding fiscal month for the prior or current fiscal year, as applicable, will be excluded when calculating Same-Store Sales Change for that restaurant.As a result of temporary closures during the thirteen and thirty-nine weeks ended September 25, 2022, our Same-Store Sales Change has been adjusted to reflect the temporary closures of four of our restaurants. Furthermore, as a result of 19 restaurants due to the COVID-19 pandemic during fiscal year 2020, Same-Store Sales Change has been adjusted for the thirteen and thirty-nine weeks ended September 26, 2021. Additionally, as a result of temporary closures of 56 restaurants due to civil disturbances that occurred during one week in the second fiscal quarter of fiscal year 2020, we excluded only one week from the calculation of Same-Store Sales Change for the thirty-nine weeks ended September 26, 2021. This is because excluding an entire fiscal month for these restaurants, which represented a significant portion of our restaurant fleet, would result in a Same-Store Sales Change figure that is not representative of our business as a whole. This financial measure highlights the performance of existing restaurants, while excluding the impact of new restaurant openings and closures.
•Total Digital Revenue Percentage and Owned Digital Revenue Percentage - Our Total Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our total digital channels (which includes our owned digital channels and our marketplace channel). Our Owned Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our owned digital channels (which includes our pick-up channel, native delivery channel, and outpost channel, as well as purchases made in our in-store channel via digital scan-to-pay).

Non-GAAP Financial Measures

In addition to our consolidated financial statements, which are presented in accordance with GAAP, we present certain non-GAAP financial measures, including Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. We believe these measures are useful to investors and others in evaluating our performance because these measures:
•facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or NOL), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense);
•are widely used by analysts, investors, and competitors to measure a company’s operating performance; are used by our management and board of directors for various purposes, including as measures of performance, as a basis for strategic planning and forecasting; and
•are used internally for a number of benchmarks including to compare our performance to that of our competitors.
We define Restaurant-Level Profit as loss from operations adjusted to exclude general and administrative expense, depreciation and amortization, pre-opening costs, loss on disposal of property and equipment, and, in certain periods, impairment of long-lived assets, closed-store costs and restructuring charges. Restaurant-Level

Profit Margin is Restaurant-Level Profit as a percentage of revenue. As it excludes general and administrative expense, which is primarily attributable to our sweetgreen Support Center, we evaluate Restaurant-Level Profit and Restaurant-Level Profit Margin as a measure of profitability of our restaurants.

We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, loss on disposal of property and equipment, Spyce acquisition costs, restructuring charges, amortization of ERP implementation costs, and other (income) expense, and, in certain periods, impairment of long-lived assets and closed-store costs. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, Restaurant-Level Profit and Adjusted EBITDA should not be viewed as substitutes for, or superior to, loss from operations or net loss prepared in accordance with GAAP as a measure of profitability. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Restaurant-Level Profit and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•Restaurant-Level Profit and Adjusted EBITDA do not consider the potentially dilutive impact of stock-based compensation;
•Restaurant-Level Profit is not indicative of overall results of the Company and does not accrue directly to the benefit of stockholders, as corporate-level expenses are excluded;
•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as stock-based compensation, loss on disposal of property and equipment, Spyce acquisition costs, amortization of ERP implementation costs, certain other expenses, and, in certain periods, impairment of long-lived assets and closed-store costs and restructuring charges; and
•other companies, including those in our industry, may calculate Restaurant-Level Profit and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, loss from operations, net loss, and our other GAAP results.

About sweetgreen

Sweetgreen (NYSE: SG) passionately believes that real food should be convenient and accessible to everyone. Every day, across its 175+ restaurants, their team members create plant-forward, seasonal, and earth-friendly meals from fresh ingredients and produce that prioritizes organic, regenerative, and local sourcing. Sweetgreen strongly believes in harnessing the power of technology to enhance the customer experience, and leverages their app to create an omnichannel experience to meet their customers where they are. Sweetgreen’s strong food ethos and investment in local communities have enabled them to grow into a national brand with a mission to build healthier communities by connecting people to real food.

sweetgreen Contact, Investor Relations:
Rebecca Nounou
ir@sweetgreen.com
sweetgreen Contact, Media:
Maude Michel
press@sweetgreen.com

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Thirteen Weeks Ended
	September 25, 2022		September 26, 2021
Revenue	$124,026	100%	$95,844	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	34,474	28%	26,701	28%
Labor and related expenses	38,006	31%	30,316	32%
Occupancy and related expenses	17,188	14%	14,053	15%
Other restaurant operating costs	14,535	12%	11,640	12%
Total restaurant operating costs	104,203	84%	82,710	86%
Operating expenses:
General and administrative	41,381	33%	28,944	30%
Depreciation and amortization	11,887	10%	9,303	10%
Pre-opening costs	3,061	2%	2,789	3%
Impairment of long-lived assets and closed-store costs	1,693	1%	4,415	5%
Loss on disposal of property and equipment	21	—%	—	—%
Restructuring charges	11,081	9%	—	—%
Total operating expenses	69,124	56%	45,451	47%
Loss from operations	(49,301)	(40)%	(32,317)	(34)%
Interest income	(1,644)	(1)%	(78)	—%
Interest expense	23	—%	23	—%
Other income	(303)	—%	(2,196)	(2)%
Net loss before income taxes	(47,377)	(38)%	(30,066)	(31)%
Income tax expense	20	—%	—	—%
Net loss	$(47,397)	(38)%	$(30,066)	(31)%
Earnings per share:
Net loss per share, Class S and Common stock basic and diluted	$(0.43)		$(1.58)
Weighted average shares used in computing net loss per share, Class S and Common stock basic and diluted	110,375,126		19,084,124

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Thirty-nine Weeks Ended
	September 25, 2022		September 26, 2021
Revenue	$351,535	100%	$243,448	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	95,477	27%	67,125	28%
Labor and related expenses	109,321	31%	79,343	33%
Occupancy and related expenses	47,815	14%	35,919	15%
Other restaurant operating costs	42,753	12%	33,001	14%
Total restaurant operating costs	295,366	84%	215,388	88%
Operating expenses:
General and administrative	142,313	40%	78,395	32%
Depreciation and amortization	33,870	10%	25,558	10%
Pre-opening costs	8,093	2%	6,256	3%
Impairment of long-lived assets and closed-store costs	1,845	1%	4,415	2%
Loss on disposal of property and equipment	41	—%	56	—%
Restructuring charges	11,081	3%	—	—%
Total operating expenses	197,243	56%	114,680	47%
Loss from operations	(141,074)	(40)%	(86,620)	(36)%
Interest income	(2,406)	(1)%	(299)	—%
Interest expense	68	—%	65	—%
Other income	(2,166)	(1)%	608	—%
Net loss before income taxes	(136,570)	(39)%	(86,994)	(36)%
Income tax expense	60	—%	—	—%
Net loss	$(136,630)	(39)%	$(86,994)	(36)%
Earnings per share:
Net loss per share, Class S and Common stock basic and diluted	$(1.24)		$(4.88)
Weighted average shares used in computing net loss per share, Class S and Common stock basic and diluted	109,848,272		17,836,525

SWEETGREEN INC. AND SUBSIDIARIES
SELECTED BALANCE SHEET, CASH FLOW AND OPERATING DATA
(dollars in thousands)
(unaudited)

	As of September 25, 2022	As of December 26, 2021
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$381,035	$471,971
Total assets	$700,233	$762,649
Total liabilities	$116,795	$109,532
Total stockholders’ equity	$583,438	$653,117

	Thirty-nine weeks ended
	September 25, 2022	September 26, 2021
SELECTED CASH FLOW:
Net cash used in operating activities	(24,081)	(36,215)
Net cash used in investing activities	(70,995)	(69,746)
Net cash provided by financing activities	3,978	140,555
Net (decrease) increase in cash and cash equivalents and restricted cash	$(91,098)	$34,594

	Thirteen weeks ended		Thirty-nine weeks ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
SELECTED OPERATING DATA:
Net New Restaurant Openings	10	11	26	21
Average Unit Volume (as adjusted)	$2,892	$2,459	$2,892	$2,459
Same-Store Sales Change (%)(1)	6%	43%	17%	21%
Restaurant-Level Profit	$19,823	$13,134	$56,169	$28,060
Restaurant-Level Profit Margin (%)	16%	14%	16%	12%
Adjusted EBITDA	$(6,793)	$(14,085)	$(30,698)	$(48,928)
Adjusted EBITDA Margin (%)	(5)%	(15)%	(9)%	(20)%
Total Digital Revenue Percentage	60%	63%	62%	68%
Owned Digital Revenue Percentage	40%	43%	41%	47%
(1)Our results for the thirteen and thirty-nine weeks ended September 25, 2022 have been adjusted to reflect the temporary closures of one restaurant which was excluded from the Comparable Restaurant Base. This did not result in a material change.
(2)Our results for the thirteen and thirty-nine weeks ended September 25, 2022 have been adjusted to reflect the temporary closure of four restaurants. Without these adjustments, Same Store Sales Change would have been 5% and 17% for the thirteen and thirty-nine weeks ended September 26, 2022, respectively. Our results for the thirteen and thirty-nine weeks ended September 26, 2021 have been adjusted to reflect the temporary closures of 19 restaurants in fiscal year 2020 due to the COVID-19 pandemic and the temporary closures of 56 restaurants due to civil disturbances that occurred during one week in the second fiscal quarter of fiscal year 2020. Without these adjustments, Same Store Sales Change would have been 48% and 27% for the thirteen and thirty-nine weeks ended September 26, 2021, respectively.

SWEETGREEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(dollars in thousands)
(unaudited)
The following table sets forth a reconciliation of our loss from operations to Restaurant-Level Profit, as well as the calculation of loss from operations margin and Restaurant-Level Profit Margin for each of the periods indicated:

	Thirteen weeks ended		Thirty-nine weeks ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
Loss from operations	$(49,301)	$(32,317)	$(141,074)	$(86,620)
Add back:
General and administrative	41,381	28,944	142,313	78,395
Depreciation and amortization	11,887	9,303	33,870	25,558
Pre-opening costs	3,061	2,789	8,093	6,256
Impairment of long-lived assets and closed-store costs	1,693	4,415	1,845	4,415
Loss on disposal of property and equipment(1)	21	—	41	56
Restructuring charges(2)	11,081	—	11,081	—
Restaurant-Level Profit	$19,823	$13,134	$56,169	$28,060
Loss from operations margin	(40)%	(34)%	(40)%	(36)%
Restaurant-Level Profit Margin	16%	14%	16%	12%
(1)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(2)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include a non-cash impairment and closed-store cost, due to a reduction of our real estate footprint by vacating the premises of our existing sweetgreen Support Center and moving to a smaller office space adjacent to its existing location, expenses from workforce reductions affecting approximately 5% of employees at our sweetgreen Support Center, and contract termination costs, related to streamlining our future new restaurant openings.

The following table sets forth a reconciliation of our net loss to Adjusted EBITDA, as well as the calculation of net loss margin and Adjusted EBITDA Margin for each of the periods indicated:

	Thirteen weeks ended		Thirty-nine weeks ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
Net loss	$(47,397)	$(30,066)	$(136,630)	$(86,994)
Non-GAAP adjustments:
Income tax expense	20	—	60	—
Interest income	(1,644)	(78)	(2,406)	(299)
Interest expense	23	23	68	65
Depreciation and amortization	11,887	9,303	33,870	25,558
Stock-based compensation(1)	17,601	3,008	62,973	6,104
Loss on disposal of property and equipment(2)	21	—	41	56
Impairment of long-lived assets and closed-store costs(3)	1,693	4,415	1,845	4,415
Other expense/(income)(4)	(303)	(2,196)	(2,166)	608
Spyce acquisition costs(5)	161	1,506	502	1,559
Restructuring charges(6)	11,081	—	11,081	—
ERP implementation and related costs(7)	64	—	64	—
Adjusted EBITDA	$(6,793)	$(14,085)	$(30,698)	$(48,928)
Net loss margin	(38)%	(31)%	(39)%	(36)%
Adjusted EBITDA Margin	(5)%	(15)%	(9)%	(20)%
(1)Includes non-cash, stock-based compensation.
(2)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(3)Includes costs related to impairment of long-lived assets and store closures.
(4)Other expense/(income) includes the change in fair value of the contingent consideration.
(5)Spyce acquisition costs includes one-time costs we incurred in order to acquire Spyce including, severance payments, retention bonuses, and valuation and legal expenses.
(6)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily included non-cash expenses related to reducing our real estate footprint by vacating the premises for our existing sweetgreen Support Center and moving to a smaller office space adjacent to the existing location, of which $6.8 million related to abandonment of the long-lived assets associated with our sweetgreen Support Center and $3.0 million related to the future lease liability, offset by assumed sublease income. Additionally, we recognized expense of $0.6 million related to severance and related benefits from workforce reductions affecting approximately 5% of employees at our sweetgreen Support Center, $0.6 million of costs related to abandoning certain potential future restaurant sites, in an effort to to streamline our future new restaurant openings, and $0.1 million of other related expenses.
(7)Represents the amortization costs associated to the implementation from our cloud computing arrangements in relation to our new ERP.